Exhibit 99.1

AXSYS TECHNOLOGIES SECOND QUARTER SALES UP 28%
AND NET INCOME UP 47%

Quarter-End Backlog Increases 23% Over Prior Year Period

ROCKY HILL, CT—July 25, 2007—Axsys Technologies, Inc. (NASDAQ:AXYS), a global leader in the design, manufacture and distribution of precision optical solutions, today announced financial results for the second quarter ended June 30, 2007.

Consolidated sales totaled $49.2 million in the quarter ended June 30, 2007, compared to $38.5 million in the second quarter of 2006, an increase of $10.7 million, or 28%.  Operating income for the quarter was $6.5 million, up 57% from $4.1 million in the second quarter of 2006.  In the second quarter of 2007, Axsys reported net income of $3.8 million, or $0.35 per diluted share, an increase of 47% compared to net income of $2.6 million, or $0.24 per diluted share in the quarter ended July 1, 2006.

Backlog increased to a record $142.1 million, representing a 23% increase compared to the end of the second quarter of 2006, and a 5% increase compared to the end of the first quarter of 2007.

“The second quarter was a tremendous success for Axsys,” said Stephen W. Bershad, Chairman and CEO of Axsys Technologies.  “Not only did we complete an important acquisition and lay the groundwork to sell our Distributed Products business, but we also delivered record results across the board.  Our business has never been healthier.”

Pro Forma Results (Non-GAAP)

On July 9, 2007, the company announced its intention to sell its Distributed Products Group, and expects to report the business as a discontinued operation as of the third quarter of 2007.

Excluding the Distributed Products Group, the results for the second quarter of 2007, and comparisons to the second quarter of 2006, are as follows:

•                  Sales increased 36% to a record $43.0 million.

•                  Operating income grew 62% to $6.0 million.

•                  Net income increased 51% to $3.5 million.

•                  Diluted earnings per share increased to $0.32 from $0.22.

•                  Backlog increased to a record $126.9 million, representing a 25% increase compared to the end of the second quarter of 2006, and a 5% increase during the quarter.

The company experienced strong demand for its products from a variety of end-use applications including ground vehicle weapons stations and surveillance platforms, airborne targeting and surveillance systems, military satellites, commercial infrared applications, and long-range, ground-based surveillance systems.

Cineflex Camera Systems, which was acquired in April 2007, generated revenues of approximately $2 million during the quarter.  Mr. Bershad continued, “I am very pleased with the performance of our new gyrostabilized camera business.  We have resolved the issues surrounding the transfer of export licenses that threatened to delay some second quarter shipments, and as a consequence revenues exceeded our expectations.  Even more importantly, however, the bookings rate is outpacing plan.  We continue to be excited by the prospects for this business.”

Conference Call

Management will conduct a conference call reviewing the financial results on Thursday, July 26, 2007 at 10:00 a.m. Eastern Time.  Shareholders, institutional investors and equity research analysts are invited to participate in the call by dialing 1-866-277-1184 and entering conference passcode 33461363.

The conference call will be webcast live via the Investor Relations section of the Company’s web site at www.axsys.com.  A replay of the webcast will be available shortly after the conclusion of the call for a period of approximately 90 days.

About Axsys

Axsys Technologies, Inc. is a vertically integrated OEM supplier of precision optical solutions for high technology applications, serving the aerospace, defense, and high performance commercial markets.  For more information, visit www.axsys.com.

Contacts

David A. Almeida	Geoffrey Ling
Chief Financial Officer	Director of Investor Relations
(860) 257-0200	(860) 594-5773
Invest@axsys.com

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,”  “will,” “estimate” or other similar expressions.  Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially.  Important factors, which could cause actual results to differ materially, are described in Axsys’ reports on Form 10-K and Form 10-Q on file with the Securities and Exchange Commission, including without limitation: changes in the U.S. federal government spending priorities; the Company’s ability to compete in the industries in which it operates, including the introduction of competing products or technologies by other companies and/or pricing pressures from competitors and/or customers; the potential for the Company’s backlog to be reduced or cancelled; the Company’s ability to implement its acquisition strategy and integrate its acquired companies successfully, including the recent acquisition of Cineflex; the Company’s ability to successfully complete the planned sale of the Distributed Products business, the Company’s ability to manage costs under the Company’s fixed-price contracts effectively; and changes in general economic and business conditions.  These statements reflect the Company’s current beliefs and are based upon information currently available to Axsys.  Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time, and we specifically disclaim any obligation to update these statements.

AXSYS TECHNOLOGIES, INC.
Consolidated Statements of Operations
(Dollars in thousands, except share and per share data - Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

Sales	$49,208	$38,505	$90,749	$75,963
Cost of sales	33,120	26,202	61,805	51,988
Gross profit	16,088	12,303	28,944	23,975

Selling, general and administrative expenses	7,744	6,956	14,493	13,942
Research, development and engineering expenses	1,864	1,212	2,947	2,119
Operating income	6,480	4,135	11,504	7,914
Interest expense	(263)	(45)	(272)	(62)
Interest income	56	42	119	151
Other income (expense), net	6	45	(261)	25
Income from continuing operations before income taxes	6,279	4,177	11,090	8,028
Provision for income taxes	2,432	1,584	4,260	3,045
Income from continuing operations	3,847	2,593	6,830	4,983
Gain from discontinued operations, net of tax	—	20	—	20
Net income	$3,847	$2,613	$6,830	$5,003

BASIC EARNINGS PER SHARE:
Continuing operations	$0.36	$0.25	$0.64	$0.47
Discontinued operations	0.00	0.00	0.00	0.00
Total	$0.36	$0.25	$0.64	$0.47
Weighted-average basic common shares outstanding	10,686,285	10,625,504	10,671,827	10,622,639

DILUTED EARNINGS PER SHARE:
Continuing operations	$0.35	$0.24	$0.62	$0.46
Discontinued operations	0.00	0.00	0.00	0.00
Total	$0.35	$0.24	$0.62	$0.46
Weighted-average diluted common shares outstanding	11,006,968	10,924,326	10,976,385	10,901,362

AXSYS TECHNOLOGIES, INC.
Consolidated Balance Sheets
(Dollars in thousands)

	June 30, 2007	December 31, 2006
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,250	$6,044
Accounts receivable—net	22,320	21,321
Inventories—net	51,575	44,229
Income taxes—deferred	3,997	3,675
Prepaid expenses	1,366	994
Other current assets	342	368
TOTAL CURRENT ASSETS	83,850	76,631
PROPERTY, PLANT AND EQUIPMENT—net	15,441	22,860
INTANGIBLE ASSETS—net	12,891	9,507
GOODWILL	84,089	62,231
OTHER ASSETS	1,568	1,116
TOTAL ASSETS	$197,839	$172,345

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Line of credit	$14,000	$—
Accounts payable	10,530	10,895
Accrued expenses and other current liabilities	17,587	18,348
Deferred income	10,004	6,088
TOTAL CURRENT LIABILITIES	52,121	35,331

OTHER LONG-TERM LIABILITIES	7,610	5,826

SHAREHOLDERS’ EQUITY:
Common stock	107	106
Capital in excess of par	100,135	99,111
Retained earnings	37,868	31,977
Treasury stock	(2)	(6)
TOTAL SHAREHOLDERS’ EQUITY	138,108	131,188

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$197,839	$172,345

AXSYS TECHNOLOGIES, INC.
Pro Forma Consolidated Statements of Operations (Non-GAAP)*
(Dollars in thousands, except share and per share data—Unaudited)

	For Three Months Ended June 30, 2007
	Pro Forma	Distributed	Results
	Results	Products Group	as Reported
Sales	$42,955	$6,253	$49,208
Cost of sales	28,854	4,266	33,120
Gross profit	14,101	1,987	16,088

Operating expenses	8,112	1,496	9,608
Operating income	5,989	491	6,480

Interest & other expense, net	(196)	(5)	(201)
Income before taxes	5,793	486	6,279

Provision for income taxes	2,244	188	2,432
Net income	$3,549	$298	$3,847

Earnings per share	$0.32	$0.03	$0.35
Diluted shares outstanding	11,006,968	11,006,968	11,006,968

	For Three Months Ended July 1, 2006
	Pro Forma	Distributed	Results
	Results	Products Group	as Reported
Sales	$31,672	$6,833	$38,505
Cost of sales	21,355	4,847	26,202
Gross profit	10,317	1,986	12,303

Operating expenses	6,612	1,556	8,168
Operating income	3,705	430	4,135

Interest & other (expense) income, net	49	(7)	42
Income before taxes	3,754	423	4,177

Provision for income taxes	1,423	161	1,584
Income from continuing operations	2,331	262	2,593

Income from discontinued operations	20	—	20
Net income	$2,351	$262	$2,613

Earnings per share	$0.22	$0.02	$0.24
Diluted shares outstanding	10,924,326	10,924,326	10,924,326

*                    The Company believes that showing the results of operations excluding the Distributed Products Group presents useful information as the Company has announced its intent to sell this business. These non-GAAP numbers provide investors with greater transparency into the Company’s results as they will be presented in the future.